   As filed with the Securities and Exchange Commission on August 23, 1996

                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ---------------------------

                        DAILEY PETROLEUM SERVICES CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    76-0503351
(State or other jurisdiction of                      (I.R.S Employer
incorporation or organization)                      Identification No.)


      2507 NORTH FRAZIER
         P.O. BOX 1863
         CONROE, TEXAS                                    77305
(Address of Principal Executive Offices)               (Zip Code)


       DAILEY PETROLEUM SERVICES CORP. 1996 KEY EMPLOYEE STOCK PLAN: AND
                     1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full title of the plan)

                             ---------------------
                               WILLIAM D. SUTTON
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                        DAILEY PETROLEUM SERVICES CORP.
                               2507 NORTH FRAZIER
                                 P.O. BOX 1863
                                CONROE, TX 77305
                    (Name and address of agent for service)

                                 (713) 350-3399
         (Telephone number, including area code, of agent for service)

                          ---------------------------
                                 With Copy to:

                              Robert F. Gray, Jr.
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                                 (713) 651-5151
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed maximum          Proposed maximum
  Title of securities         Amount to be          offering price per        aggregate offering          Amount of
    to be registered           registered                share (1)                price (1)           registration fee
- ----------------------------------------------------------------------------------------------------------------------
        Class A
     Common Stock,
     $.01 par value        1,000,000 shares(2)             $8.75                  $8,750,000               $3,018
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Class A Common Stock as reported by the NASDAQ National Market System on August 20, 1996.

(2) Includes 900,000 shares issued or to be issued as stock awards or upon the exercise of options granted and to be granted under the Dailey Petroleum Services Corp. 1996 Key Employee Stock Plan and 100,000 shares to be issued upon the exercise of options to be granted under the Dailey Petroleum Services Corp. 1996 Non-Employee Director Stock Plan.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The Registrant's latest prospectus filed pursuant to Rule 424(b) as filed with the Securities and Exchange Commission on August 16, 1996, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, is hereby incorporated by reference.

            The description of the Registrant's common stock, $.01 par value, contained in the registration statement on Form S-1 (filed on May 24, 1996), as amended, including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference in this Registration Statement.

            All documents filed by the Dailey Petroleum Services Corp., a Delaware corporation (the "Registrant"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit.

            Under the Registrant's Restated Certificate of Incorporation, a director of the Registrant has no liability for certain losses, damages or expenses incurred by the Company as a result of such director's breach of fiduciary duty, except for liability resulting from (i) breach of the duty of loyalty, (ii) intentional misconduct or bad faith, (iii) approval of illegal dividends or (iv) transactions from which the director has received improper personal benefit. The Registrant's bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the maximum extent allowed by law. The Company also has entered into indemnification agreements with each of its officers and directors contractually requiring the Company to indemnify such officer or director. The officer or director is or was a party to a lawsuit by reason of the fact he or she was a director, officer or an employee of the Registrant so long as the officer or director acted in good faith and in a manner he or she reasonably believed to be or not opposed to the best interests of the Registrant, and with respect to criminal conduct, with respect to any criminal action, had no reasonable cause to believe was unlawful.

            Section 145 of the Delaware General Corporation Law authorizes the Registrant to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law.

            Section 145 of the Delaware General Corporation Law also authorizes the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-04593) filed with the Securities and Exchange Commission on June 7, 1996).

         4.2 Restated By-laws of the Registrant (incorporated by reference to Amendment No. 2 to the Registrant's
                 Registration Statement on Form S-1 (Reg. No. 333-04593) filed with the Securities and Exchange Commission on June 28, 1996).

         4.3 Form of Common Stock Certificate (incorporated by reference to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-04593) filed with the Securities and Exchange Commission on August 6, 1996).

         5.1     Opinion of Fulbright & Jaworski L.L.P.

         23.1    Consent of Ernst & Young LLP.

         23.3    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                 5.1).

         24.1 Powers of Attorney (included on Page II-5 of this Registration Statement).


ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas, on August 23, 1996.

                                        DAILEY PETROLEUM SERVICES CORP.


                                        By:      /s/ WILLIAM D. SUTTON
                                           ------------------------------------
                                                     William D. Sutton
                                                   Senior Vice President
                                                      General Counsel
                                                    Officer and Director

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William D. Sutton or James F. Farr, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                         Title                                Date
               ---------                                         -----                                ----
          /s/ J. D. LAWRENCE                             Chairman of the Board                   August 23, 1996
 ------------------------------------
            J. D. Lawrence

            /s/ JAMES FARR                      President, Chief Executive Officer and           August 23, 1996
 ------------------------------------           Director (Principal Executive Officer)
              James Farr

         /s/ WILLIAM D. SUTTON                  Senior Vice President, General Counsel,          August 23, 1996
 ------------------------------------                   Secretary and Director
           William D. Sutton

          /s/ DAVID T. TIGHE                     Senior Vice President- Finance, Chief           August 23, 1996
 ------------------------------------             Financial Officer, Treasurer and
            David T. Tighe                    Director (Principal Financial Officer and
                                                   Principal Accounting Officer)


                                 EXHIBIT INDEX

    Exhibit                                                                                                     Page
     Number                                             Description                                            Number
     ------      -----------------------------------------------------------------------------------------     ------
      4.1        Restated Certificate of Incorporation of the Registrant, as amended (incorporated  by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1
                 (Reg. No. 333-04593) filed with the Securities and Exchange Commission on June 7,
                 1996).

      4.2        Restated By-laws, as amended (incorporated by reference to Amendment No. 2 to the
                 Registrant's Registration.

      4.3        Form of Stock Certificate (incorporated by reference to Amendment No. 4 to the
                 Registrant's Registration Statement on Form S-1 (Reg. No. 333-04593) filed with the
                 Securities and Exchange Commission on August 6, 1996).

      5.1        Opinion of Fulbright & Jaworski L.L.P.

      23.1       Consent of Ernst & Young LLP.

      23.3       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

      24.1       Powers of Attorney (included on Page II-5 of this Registration Statement).